UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 7, 2025 (February 5, 2025)

FLOWERS FOODS, INC.

(Exact name of registrant as specified in its charter)

Georgia	1-16247	58-2582379
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1919 Flowers Circle, Thomasville, GA	31757
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (229) 226-9110

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FLO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 5, 2025, Flowers Foods Inc., a Georgia corporation (the “Company”), entered into a $500.0 million senior unsecured revolving credit facility (the “2025 Revolving Credit Facility”) pursuant to a Credit Agreement (the “2025 Revolving Credit Agreement”), dated as of February 5, 2025, with certain financial institutions party thereto as lenders and Wells Fargo Bank, National Association, as administrative agent. The 2025 Revolving Credit Facility refinances and replaces the Company’s $500.0 million revolving credit facility entered into pursuant to that certain Credit Agreement, dated as of October 24, 2003 (as amended, restated, modified and/or supplemented from time to time), among the Company, certain financial institutions party thereto as lenders, and Deutsche Bank Trust Company Americas, as administrative agent (the “Prior Revolving Credit Agreement”). The maturity date of the Prior Revolving Credit Agreement was July 30, 2026. No borrowings were outstanding under the Prior Revolving Credit Agreement upon its termination.

The 2025 Revolving Credit Facility has an initial maturity date of February 5, 2030. Under the 2025 Revolving Credit Facility, up to $50.0 million of availability may be drawn in the form of letters of credit and up to $50.0 million of availability may be drawn in the form of swing line loans. The 2025 Revolving Credit Facility also includes an incremental facility whereby the Company may increase the commitments to up to $700.0 million if certain conditions are met.

Borrowings under the 2025 Revolving Credit Facility bear interest, at the option of the Company, based on the Secured Overnight Financing Rate (“SOFR”) or the “base rate” plus, in each case, plus an applicable margin. The applicable margin is determined by reference to a pricing grid set forth in the 2025 Revolving Credit Agreement based on the Company’s leverage and debt rating, ranging from a maximum of 1.525% in the case of SOFR-based loans and 0.525% in the case of base rate loans to a minimum of 0.815% in the case of SOFR-based loans and 0.00% in the case of base rate loans, based upon the Company’s then applicable leverage ratio and debt rating. In addition, the 2025 Revolving Credit Facility bears an additional facility fee on the full amount of the commitments, also determined by reference to the pricing grid, and ranging from a maximum of 0.225% to a minimum of 0.06%, based upon the Company’s then applicable leverage ratio and debt rating.

The 2025 Revolving Credit Agreement contains representations, covenants and events of default that are customary for financing transactions of this nature. Events of default in the 2025 Revolving Credit Agreement include, among others: (a) the failure to pay when due the obligations owing thereunder; (b) the failure to perform (and not timely remedy, if applicable) certain covenants; (c) certain defaults and accelerations under other indebtedness; (d) the occurrence of bankruptcy or insolvency events; (e) certain judgments against the Company or any of its subsidiaries; (f) any representation, warranty or statement made thereunder or under the ancillary loan documents and certain certificates being subsequently proven to be untrue in any material respect; and (g) the occurrence of a Change in Control (as defined in the 2025 Revolving Credit Agreement). Upon the occurrence of an event of default, the lenders may terminate the loan commitments, accelerate all loans and exercise any of their rights under the 2025 Revolving Credit Agreement and the ancillary loan documents.

The 2025 Revolving Credit Agreement contains financial covenants testing the Company’s Leverage Ratio and Interest Coverage Ratio (each as defined in the 2025 Revolving Credit Agreement). The maximum Leverage Ratio financial covenant requires that the Company maintain a Leverage Ratio of no greater than 3.75:1.00 on the last day of any fiscal quarter of the Company; provided that, at the Company’s option, such Leverage Ratio may be increased to 4.00:1.00 for any period of up to four consecutive fiscal quarters following an acquisition or investment, subject to certain conditions. The minimum Interest Coverage Ratio financial covenant requires that the Company maintain an Interest Coverage Ratio of no less than 4.50:1.00 on the last day of any fiscal quarter of the Company.

No subsidiaries of the Company are required to provide guarantees in respect of the 2025 Revolving Credit Facility unless the Company’s debt rating falls below a certain level or the Company fails to obtain and maintain certain debt ratings.

Certain of the lenders under the 2025 Revolving Credit Agreement (and their respective subsidiaries or affiliates) have in the past provided, are currently providing or may in the future provide, investment banking, cash management, underwriting, lending, commercial banking, trust, leasing services, foreign exchange and other advisory services to, or engage in transactions with, the Company and its subsidiaries or affiliates. These parties have received, and may in the future receive, customary compensation from the Company and its subsidiaries or affiliates, for such services.

The foregoing description of the 2025 Revolving Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the 2025 Revolving Credit Agreement, a copy of which is filed as Exhibit 10.1 to this current report on Form 8-K and incorporated by reference herein.

Item 2.02. Results of Operations and Financial Condition.

On February 7, 2025, the Company issued a press release announcing (i) its financial condition and results of operations as of and for the 12 and 52 weeks ended December 28, 2024, and (ii) guidance for fiscal 2025. A copy of the press release is furnished with this Report as Exhibit 99.1.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1

Credit Agreement, dated as of February 5, 2025, by and among Flowers Foods, Inc., the financial institutions party thereto as lenders, and Wells Fargo Bank, National Association, as administrative agent.*

99.1	Press Release of Flowers Foods, Inc. dated February 7, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish supplementally a copy of any omitted exhibits or schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWERS FOODS, INC.

By:	/s/ R. Steve Kinsey
Name: R. Steve Kinsey
Title: Chief Financial Officer

Date: February 7, 2025